                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            Addendum to Prospectus Supplement Dated February 27, 2004

                                                          Dated: October 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during October 2004 is 2.7875%. This interest rate was calculated as follows:

Applicable LIBOR      +       Number of basis points          =     Initial Rate
for October 2004              set by State of Israel
                              at beginning of monthly
                              sales period


2.1875%               +       60 Basis Points                 =     2.7875%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in November 2004 will receive the rate and spread in effect for that sales period.